                                                                    EXHIBIT j(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 15, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of Warburg, Pincus Intermediate Maturity Government Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Counsel" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 26, 2001